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                                                                  Exhibit 10.17

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement (this "Agreement") is entered into and effective as of December 23, 1999 (the "Execution Date"), by and between NCR Corporation, a Maryland corporation with a place of business at 1700 S. Patterson Boulevard, Dayton, OH 45479-0001 ("NCR"), and MicroStrategy Inc., a Delaware corporation with a place of business at 8000 Towers Crescent, Vienna, Virginia ("MSI").


                              STATEMENT OF PURPOSE

     A. NCR desires to sell to MSI, and MSI desires to purchase from NCR, the Purchased Assets;

     B. MSI desires to acquire the Software technology currently owned and being developed by NCR for further development by MSI to render the Software technology suitable for sale to NCR and MSI customers, with the purpose of the acquisition being the transfer of the Software technology, and the transfer of tangible property (such as Inventory and Physical Assets) being merely incidental; and

     C. Simultaneously with the consummation of the transactions contemplated hereby, NCR and MSI each desires to enter into the Joint Marketing Agreement in connection with such sale;

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MSI and NCR, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS

1.1. "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such first Person.

1.2. "Applicable Law" means any applicable constitution, treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, directive, requirement or decision of or agreement with or by Governmental Authorities.

1.3. "Assigned Contracts" means all Customer Agreements, service agreements, independent contractor agreements and other agreements between NCR and any third party to the extent pertaining to the Software (other than any such agreements pertaining to Embedded Software) and which are wither (a) assignable by NCR to MSI as of the Closing Date or (b) assignable by NCR to MSI after the Closing Date, all as specifically identified in Schedule 2.3.

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1.4.  "Assumed Liabilities" shall mean the obligations arising after the
      Closing under the Assigned Contracts.

1.5. "MSI Group" means MSI and its officers, directors, shareholders, Affiliates and agents.

1.6. "Customer Data" means a copy of NCR's customer lists and other data relating primarily to customers and potential customers for the Software and any and all license agreements and maintenance agreements or portions thereof relating to the Software.

1.7. "Claim" means a written notice asserting a breach of a representation, warranty or covenant specified in this Agreement, which shall reasonably set forth, in light of the information then known to the party giving such notice, a description of and an estimate (if then reasonable to make) of the amount involved in such breach.

1.8. "Closing" means the closing of the transactions contemplated by this Agreement.

1.9.  "Closing Date" has the meaning set forth in Section 3.

1.10. "Computer Program" means a list of steps or list of statements and/or instructions which are capable when incorporated in a machine-readable medium of causing a computer to indicate, perform or achieve particular functions, tasks or results.

1.11. "Confidential Information" has the meaning set forth in Section 8.1 hereof.

1.12. "Consents" means all of the consents or approvals of Governmental Authorities and other third parties necessary to sell, transfer and assign the Purchased Assets and transfer the Assigned Contracts to MSI and to otherwise consummate the transactions contemplated hereby in compliance with all Applicable Law.

1.13. "Control" means having the power to direct the affairs of a Person by reason of either (i) owning or controlling the right to vote a sufficient number of shares of voting stock or other voting interest of such Person or (ii) having the right to direct the general management of the affairs of such Person by contract or otherwise.

1.14. "Customer Agreement" means any and all licenses, leases, distribution and maintenance agreements whereby NCR has authorized any third party to use or distribute any of the Software as of the Closing Date; provided, however, that the term "Customer Agreement" shall not include any agreement relating to the Embedded Software; all as specifically identified in Schedule 2.14.

1.15. "Damages" means all claims, liabilities, demands, impositions, causes of action, losses, investigations, proceedings, damages, penalties, fines, assessments, deficiencies, interest, expenses and judgments, including reasonable attorneys' fees and disbursements.

1.16. "Documentation" means all user manuals and technical information relating to the Software,

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      including codes (Object and Source), program notes, drawings and reproducible copies of each of the foregoing, magnetic tapes and machine readable codes or other media reasonably necessary to generate the foregoing; as well as the current status of any known defects in the Software, types of support calls handled by NCR over the last 6 months, all requirements stored in any requirements database, test plans, test suites, programming notes, project plans for future development, flowcharts, any existing sales and marketing documentation (sales brochures, sales support material, etc.).

1.17. "Embedded Software" means third party software licensed to NCR that was to be used by NCR as an embedded part of the Software, and includes software licensed by Geppetto's Workshop (e.g., Ant Colony), Simba Technology and BEA (e.g., Top End).

1.18. "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(l) of ERISA) and any other written or oral plan, agreement or understanding involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation and other forms of incentive compensation or post-retirement compensation maintained or contributed to by NCR or any of its Affiliates.

1.19. "Execution Date" means the date of this Agreement.

1.20. "Excluded Assets" means NCR Trademarks, NCR Patents and any Embedded Software and any assets listed on Schedule 2.20 hereto.

1.21 "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal or judicial or arbitrational body, whether federal, state or local.

1.22. "Governmental Order" means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

1.23. "Indemnified Party" means the party who is entitled to indemnification for, and to be held harmless with respect to, Damages, as provided under the terms and subject to the conditions of this Agreement.

1.24. "Indemnifying Party" means the party who is obligated to indemnify, and to hold harmless, the other party hereto with respect to Damages, as provided under the terms and subject to the conditions of this Agreement.

1.25. "ISV" means independent software vendor.

1.26. "Joint Marketing Agreement" means the Joint Marketing Agreement by and between NCR and MSI, to be executed as of the Closing Date, in a form mutually agreed by and between MSI and NCR.
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1.27.  "Material Adverse Change" or "Material Adverse Effect" means any change or effect that is materially adverse to the Purchased Assets, the business operations related to the Purchased Assets or the transactions contemplated by this Agreement.

1.28. "NCR Group means NCR and its officers, directors, shareholders, Affiliates and agents.

1.29. "NCR Trademarks" means any and all trademarks, trade names, service marks, logos and similar designations of source of origin owned by NCR.

1.30. "Object Code" means the fully compiled or assembled series of Computer Programs in machine language in either printed form or as stored in software media.

1.31. "Office Space Lease Agreement" means the Office Space Lease Agreement, dated December 23, 1999, by and between NCR and MSI.

1.32. "NCR Patents" means any patents, patent applications, and invention disclosures including all divisions, reissues, continuations, continuations-in-part, reexaminations, and extensions thereof and corresponding foreign patents and patent applications corresponding to such patents owned or controlled by NCR.

1.33.  "Permitted Liens" means (i) liens for Taxes not yet due or payable; and
       (ii) inchoate materialmen's, mechanics', carriers', warehousemen's, landlords', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business and for which payment is not yet due or payable.

1.34. "Person" shall mean a natural person, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.35. "Physical Assets" means all of the furniture, desks, file cabinets, copiers, personal computers, computer servers, test equipment, printers and laptops which are used by or necessary to perform the duties of the Transferred Employees in connection with the Assets and which are set forth on Schedule 2.36 attached hereto and made a part hereof, provided, however, that notwithstanding anything contained herein to the contrary, Physical Assets shall not include any furniture, fixtures, equipment or other facilities that are shared across the NCR campus (such as by way of illustration and not of limitation, network and video conferencing equipment).

1.36. "Purchased Assets" means the Customer Data, the Documentation, the Software, the Assigned Contracts and the Physical Assets, other than the Excluded Assets. The Purchased Assets are listed on Schedule 2.34 hereto.

1.37.  "Purchase Price" has the meaning set forth in Section 5. 1.

1.38. "Registration Rights Agreement" means the Registration Rights Agreement, dated December 23, 1999, by and between NCR and MSI.
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1.39.  "Related Agreements" means all agreements, instruments and certificates contemplated hereby and thereby.

1.40. "Retained Liabilities" shall mean any and all liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether accrued or unaccrued, whether due or to become due and whether claims with respect thereto are asserted before or after the Closing) of NCR which are not Assumed Liabilities. Retained Liabilities shall include the following: (i) all liabilities and obligations of NCR relating to the Excluded Assets, (ii) all liabilities and obligations of NCR to pay salaries, severance, termination pay, pay in lieu of notice, accrued vacation time, personal time and sick leave payable, bonuses or other payments or reimbursements to any current or former employee, including the Transferred Employees, arising on or prior to December 17, 1999, (iii) all obligations of NCR to any retired, former or current employee, including the Transferred Employees, under any Employee Benefit Plan, (iv) all liabilities and obligations of NCR (including cost of cleanup and remediation) resulting from any violation of any environmental law by NCR or any predecessor business or company which arose on or prior to the Closing Date for which NCR is or may be liable pursuant to any law or regulation, indemnity or otherwise, (v) all liabilities of NCR arising out of any claim, suit, action, arbitration, investigation or similar proceeding which relates to the ownership or operation of the Purchased Assets on or prior to the Closing Date, including any obligations or liabilities arising our of any matter disclosed on any Schedule to this Agreement, regardless of whether any such claim, suit, action, investigation or other similar proceeding was commenced before, on or after the Closing Date, and any litigation related thereto or arising out of the subject matter thereof, (vi) all liabilities of NCR for any Texas resulting from the ownership or operation of the Purchased Assets on or prior to the Closing Date, (vii) all obligations under the Assigned Contracts to be performed on or prior to the Closing Date, and all liabilities for any breach, act or omission by NCR on or prior to the Closing Date under any Assigned Contract,
       (viii) all liabilities and obligations of NCR under any agreements, contracts, leases or licenses which are not Assigned Contracts and (ix) all liabilities and obligations arising out of events, conduct or conditions existing or occurring on or prior to the Closing Date that constitute or allegedly constitute an infringement, violation or misappropriation of any patent, patent application, trademark, service mark, trade dress, copyright or any application for registration thereof, trade secret and confidential business information any other intellectual property rights of any other Person.

1.41. "Shares" means 283,186 shares of Class A Common Stock, par value per share, of MSI

1.42. "Software" means the software product currently known as Teracube, more fully described in Schedule 2.39 hereto, including all copyrights and copyright registrations on Teracube, all intangible property solely related to Teracube software including, but not limited to, processes, know-how, and logic flow, other than NCR Patents and Excluded Assets and Embedded Software, and all existing variations, enhancements, updates and improvements thereto, but not including any Embedded Software. The term "Software" shall include all present and predecessor versions (regardless of whether or not actually marketed), as well as all work in progress on the Software.

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2.44.  "Source Code" means the Computer Programs in human readable form.

2.45 "Subsidiary" means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by any other Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

2.46. "Taxes" or individually "Tax," means any federal, state, local or foreign taxes, assessments, interest, penalties', deficiencies, fees and other governmental charges or impositions (including without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition).

2.47.  "Tax Code" means the Internal Revenue Code of 1986, as amended.

2.48. "Third-Party Claim" means, in respect of the obligations of each Indemnifying Party hereunder, a claim asserted against the Indemnified Party by a third party.

2.49.  "Threshold Amount" has the meaning set forth in Section 12.4.

2.50.  "Transferred Employees" has the meaning set forth in Section 9.1 hereof

2.51.  "Waiver and Confidentiality Agreement" has the meaning set forth in
       Section 6.9.

3.     CLOSING; CONDITIONS TO CLOSING; DELIVERIES

3.1. Closing. The Closing shall occur within five (5) business days following the satisfaction or waiver of the conditions precedent set forth in Sections 3.2 and 3.3 (the "Closing Date") and shall be held at such place and at such time as NCR and MSI may mutually agree.

3.2. Conditions to Obligations of NCR to Close. The obligations of NCR to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by NCR, provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby, and the conditions so waived shall not serve as a basis for indemnification under Section 12 hereof.

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     3.2.1  Representations and Warranties; Covenants.

            3.2.1.1. The representations and warranties of MSI contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing; and

            3.2.1.2. The covenants and agreements contained in this Agreement to be complied with by MSI at or prior to the Closing shall have been complied with in all material respects.

     3.3.2 No Order. No action or proceeding shall have been instituted against NCR or any of its Affiliates or any officer or director of NCR or any of its Affiliates which seeks to, or would render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof or creates or poses a risk of creating a limitation on NCR to own the MSI Shares, and no such action shall seek damages in a material amount by reason of the consummation of the transactions contemplated hereby.

     3.2.3. Opinions of Counsel. NCR shall have received from counsel to MSI, an opinion dated as of the Closing Date in form and substance reasonably satisfactory to NCR.

     3.2.4. Deliveries. MSI shall have made or stand willing and able to make all the deliveries to NCR set forth in Section 3.5.

3.3. Conditions to Obligations of MSI. The obligations of MSI to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by MSI, provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby, and the conditions so waived shall not serve as a basis for indemnification under Section 12 hereof.

     3.3.1.  Representations and Warranties; Covenants.

            3.3.1.1. The representations and warranties of NCR contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing; and

            3.3.1.2. The covenants and agreements contained in this Agreement to be complied with by NCR at or prior to the Closing shall have been complied with in all material respects.

     3.3.2. No Order. No action or proceeding shall have been instituted against MSI or any of its Affiliates or any officer or director of MSI or any of its Affiliates which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof or would restrain, prohibit or otherwise

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     interfere  with the  effective  operation or enjoyment by MSI of all or any material portion of the Purchased. Assets or Assigned Contracts, or with the effective transfer of the Transferred Employees as contemplated hereby, and no such action shall seek damages in a material amount by reason of the consummation of the transactions contemplated hereby.

     3.3.3. Consents and Approvals. Each of the Consents shall have been duly obtained and delivered to MSI.

     3.3.4. Opinions of Counsel. MSI shall have received from Jon Hoak, Esq., Senior Vice President and General Counsel of NCR, an opinion dated as of the Closing Date in form and substance reasonably satisfactory to MSI.

     3.3.5. Deliveries. NCR shall have made or stand willing and able to make all the deliveries to MSI set forth in Section 3.4.

3.4. Deliveries by NCR. Prior to or on the Closing Date, NCR shall deliver, or cause to be delivered, to MSI the following, in form and substance reasonably satisfactory to MSI and its counsel:

    3.4.1.  Transfer Documents. Duly executed copies of the following:

           3.4.1.1.  Bill of Sale in the form attached as Schedule 3.4.1.1;

           3.4.1.2. Other transfer documents which shall be sufficient to vest good and marketable title to the Purchased Assets in the name of MSI or its permitted assignees. NCR agrees to promptly execute and deliver such further instruments of sale, transfer, conveyance, assignment and confirmation, as MSI may reasonably request to transfer, convey and assign to MSI, and to confirm MSI's title to, all of the Purchased Assets and to effectuate and consummate the terms of the this Agreement, including but not limited to any assignment of copyright needed to effectuate and record the transfer of ownership of the Purchased Assets with the appropriate government agency.

     3.4.2.   Purchase Agreement.  Duly executed Purchase Agreement.

     3.4.3.  Joint Marketing Agreement. Duly executed Joint Marketing Agreement.

     3.4.4. Lease Agreement. Duly executed Office Space Lease Agreement, in a form reasonably acceptable to NCR and MSI.

     3.4.5. Waiver and Confidentiality Agreements. Duly executed copies of the Waiver and Confidentiality Agreements contemplated under Section 6.9 hereof.

     3.4.6. Secretary's Certificate. Certificate, dated as of the Closing Date, executed by the Secretary or Assistant Secretary of NCR certifying (i) as to the Charter of NCR, (ii) as to the Bylaws of NCR, and (iii) as to the incumbency of the officers of NCR

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     duly authorized to execute and deliver this Agreement and the Related
     Agreements.

     3.4.7. Officer's Certificate. Certificate, dated as of the Closing Date, executed by the President or Vice President of NCR, certifying that: (i) the representations and warranties of NCR in this Agreement are true and complete in all material respects at and as of the Closing Date (except for representations and warranties that by their terms are made as of a specified date and except for changes that are contemplated by this Agreement or occur in the ordinary course of business which do not singly or in the aggregate have a Material Adverse Effect) and (ii) NCR has performed all of its obligations and has complied in all material- respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date.

     3.4.8. Good Standing Certificate. A certificate as to the good standing of NCR, issued by the Secretary of State of the State of Maryland, dated no more than ten (10) days prior to the Closing.

     3.4.9. Assignment Agreement. NCR shall provide MSI with an Assignment Agreement in the form attached hereto as Schedule 3.4.11 pursuant to which it shall assign all rights under and pursuant to the Assigned Contracts to MSI and MSI will assume obligations that arise on and after the date of Closing with respect to those Contracts identified on Schedule 11.5.

     3.4.10. Other. Such other evidence of the performance of all covenants and satisfaction of all conditions required of NCR by this Agreement, at or prior to the Closing, as MSI or its counsel may reasonably require.

3.5.  Deliveries by MSI.   Prior to or on the Closing Date, MSI shall deliver,
    or cause to be delivered, to NCR the following, in form and substance reasonably satisfactory to NCR and its counsel:

    3.5.1 Bill of Sale. Duly executed Bill of Sale, substantially in the form of Schedule

    3.5.2.  Stock Certificates.  Certificates representing the Shares.

    3.5.3.  Joint Marketing Agreement.  Duly executed Joint Marketing Agreement.

    3.5.4. Registration Rights Agreement. Duly executed Registration Rights Agreement.

    3.5.5. Secretary's Certificate. Certificate, dated as of the Closing Date, executed by the Secretary or Assistant Secretary of MSI certifying (i) as to the Certificate of Incorporation of MSI, (ii) as to the Bylaws of MSI, (iii) that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of MSI, authorizing and approving the execution of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect and (iv) as to the incumbency of the officers

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     of MSI duly authorized to execute and deliver this Agreement and the
     Related Agreements.

     3.5.6. Officer's Certificate. Certificate, dated as of the Closing Date, executed by the President or Vice President of MSI, certifying that (i) the representations and warranties of MSI in this Agreement are true and complete in all material respects at and as of the Closing Date (except for representations and warranties that by their terms are made as of a specified date and except for changes that are contemplated this Agreement) and (ii) MSI has performed all of its obligations and has complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date.

     3.5.7. Good Standing Certificate. A certificate as to the good standing of MSI, issued by the Secretary of State of the State of Delaware, dated not more than ten (10) days prior to the Closing.

     3.5.8. Other. Such other evidence of the performance of all covenants and satisfaction of all conditions required of MSI by this Agreement, at or prior to the Closing, as NCR or its counsel may reasonably require.

     3.5.9. MSI agrees to promptly execute and deliver such further instruments of sale, transfer, conveyance, assignment and confirmation, as NCR may reasonably request to transfer, convey and assign to MSI, and to confirm MSI's title to, all of the Purchased Assets and to effectuate and consummate the terms of this Agreement, including but not limited to any assignment of copyright needed to effectuate and record the transfer of ownership of the Purchased Assets with the appropriate government agency.

4.   SALE AND PURCHASE OF PURCHASED ASSETS

4.1  Sale and Transfer

     4.1.1. Transfer of Purchased Assets. Pursuant to the terms and subject to the conditions set forth in this Agreement, NCR hereby agrees to sell, grant, transfer, convey, assign and deliver exclusively to MSI on the Closing Date, and MSI agrees to purchase and acquire from NCR on the Closing Date, all right title and interest of NCR in and to the Purchased Assets, free and clear of any and all liens and encumbrances.

     4.1.2. Subject to the provisions of Section 4.1.1., hereof, the Software will be transferred by NCR to MSI by electronic means directly into the permanent storage memory of computer hardware owned by MSI. The transfer of the Software will occur on the Closing Date but shall occur subsequent to and shall be separate and apart from the transfer of all other Purchased Assets, including Documentation, and any printed form of the Software in Object Code and Source Code, to MSI.

4.2. Assigned Contracts. Pursuant to the terms and subject to the conditions set forth in this Agreement, Effective upon Closing, NCR shall assign to MSI all of NCR's rights and

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     obligations under the Assigned Contracts, which are assignable by NCR to
     MSI as of the Closing Date, and MSI shall accept such assignment and shall assume all responsibilities and obligations of NCR under such contracts. Following the Closing Date, and pursuant to the terms and conditions set forth in this Agreement, NCR shall assign to MSI all of NCR's rights and obligations under, and MSI shall accept such assignment and shall assume all responsibilities and obligations of NCR under, the Assigned Contracts which are assignable by NCR to MSI after the Closing Date. Notwithstanding the foregoing or anything to the contrary set forth herein, MSI shall not assume or become responsible for, and NCR shall remain solely liable for, the Retained Liabilities.

5.   CONSIDERATION

5.1. Transfer of Purchased Assets. Pursuant to the terms and subject to the conditions of this Agreement, in consideration for the sale, transfer, conveyance, and assignment of the Purchased Assets, MSI agrees to issue to NCR the Shares, representing $14,000,000 of shares of Class A Common Stock of MSI, calculated based on the closing price of a Share as quoted on NASDAQ on September 29, 1999.

5.2. Allocation of Purchase Price. The asset allocation statement (the "Asset Allocation Statement") containing the allocation of the aggregate consideration payable pursuant to Section 5.1 among the Purchased Assets is attached hereto as Schedule 5.2.

     5.2.1. The parties hereto agree (i) to use the allocations set forth in the Asset Allocation Statement above, for accounting, financial reporting and Tax purposes; (ii) that such allocations shall be in accordance with, and as provided by, Section 1060 of the Tax Code; and (iii) that any Tax returns or other Tax information they may file or cause to be filed with any Governmental Authority or fiscal intermediary shall be prepared and filed consistently with such allocation. The parties agree that, to the extent required, they will each properly and timely file Form 8594 in accordance with Section 1060 of the Tax Code.


5.3. Sales or Use Taxes. All sales, use and other similar Taxes, charges and fees, if any, arising out of or in connection with the transactions contemplated by this Agreement (other than any income, capital gains and other similar Taxes, charges and fees imposed on, or imposed in respect of, the income or gain of NCR), shall be paid by MSI. Each of the parties shall cooperate with the other to the extent reasonably required and permitted by Applicable Law in order to eliminate of minimize any such Tax. Without limiting the foregoing, to the extent any such Tax is imposed, NCR shall prepare and file any required Tax returns in connection therewith and MSI shall pay and promptly discharge when due the entire amount of any such Tax.

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

6.   ADDITIONAL OBLIGATIONS; COVENANTS

6.1. Consents

     6.1.1. Obtaining Consents. NCR will use all commercially reasonably efforts to obtain any Consent required to assign all agreements and complete all other transfers and transactions contemplated by this Agreement at NCR's sole expense.

     6.1.2. Alternative Arrangement. In the event and to the extent that NCR is unable to obtain any such Consent, or if any attempted assignment or novation would be ineffective or would restrain, prohibit or otherwise interfere with the effective operation or enjoyment by MSI of all or any material portion of the Purchased Assets or with the effective transfer of the Transferred Employees as contemplated hereby, NCR will: (i) reasonably cooperate with MSI, to the extent permitted by law, in a reasonable arrangement under which MSI would, to the fullest extent possible, obtain the benefits and assume the obligations with respect relating to such Asset, in accordance with this Agreement, and (ii) use reasonable efforts to enforce at the request of MSI or allow MSI or its designees to enforce (and, solely for such purpose, NCR hereby constitutes and appoints MSI or its designees as its true and lawful attorney-in-fact with respect to such matters), any rights of NCR under any such Purchased Asset. To the extent that MSI is providing the benefits of any such Purchased Asset, MSI shall perform the obligations relating to such Purchased Asset in accordance with this Agreement. Nothing contained herein or in any Related Agreements shall be construed to have assigned any such non-assignable contract or agreement.

     6.1.3. Teracube Products. NCR will not, except for the sale of NCR as a business, for a period of three years after the Closing transfer to any third party other than any Subsidiary of NCR any product having the name Teracube.

     6.1.4. Existing Teracube Customers, ISVS, and Business Partners. In addition to carrying out NCR's obligations under the Assigned Contracts as provided under Section 4, MSI will, to the extent commercially reasonable, continue to support all current and older versions of the Software product family in a manner consistent with MSI's standard policies, including end-of-life policies and practices. To the best of NCR's knowledge, Schedule
     6.4 sets forth a substantially complete list of all NCR Software customers, ISVS, channel partners and business partners.

6.4. Further Assurances. NCR agrees that, at any time after the Closing Date, upon the request of MSI, it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to MSI, its successors and assigns, the transfers contemplated by this Agreement.


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

6.5. Conduct of Business of NCR Pending the Closing. NCR agrees that, during the period from the Execution Date to the Closing:

     6.5.1. Operation. NCR shall (a) cause the business operations related to the Purchased Assets to be conducted in the ordinary course consistent with past practice, (b) use commercially reasonably efforts to preserve intact the relevant business, properties and organization with respect thereto in all material respects, (c) maintain the Physical Assets in good operating condition and repair (ordinary wear and tear excepted), (d) use commercially reasonable efforts to preserve for the benefit of MSI the goodwill of customers, vendors and others having business relations with it related to the Purchased Assets; and

     6.5.2. Disposition of Assets. NCR shall: (a) not sell or dispose of any of the Purchased Assets, (b) use commercially reasonable efforts to prevent the occurrence of any event or condition which may have a Material Adverse Effect or would restrain, prohibit or otherwise interfere with the effective operation or enjoyment by MSI of all or any material portion of the Purchased Assets or with the effective transfer of the Transferred Employees as contemplated hereby, (c) not modify, amend or terminate any of the Assigned Contracts and (d) not enter into any agreement, in writing or otherwise, that would result in a breach either of the foregoing covenants.

6.6. Updated Schedules. NCR shall promptly disclose in writing to MSI any information contained in its representations and warranties or any of the Schedules hereto which, because of an event occurring after the date of this Agreement, is incomplete or is no longer correct as of all times after the Execution Date and until the Closing Date. Any such disclosure shall be in the form of an updated Schedule, marked to reflect the new or amended information.

6.7 Notice of Certain Matters. NCR shall give prompt written notice to MSI, and MSI shall give prompt written notice to NCR, of any failure of NCR or MSI, as the case may be, to comply with or satisfy any covenant condition or agreement to be complied with or satisfied by it hereunder. No such disclosure shall be deemed to avoid or cure such breach.

6.8. Waiver and Confidentiality Agreements. NCR shall use its reasonable efforts to deliver to MSI on or before the Closing Date a copy of a Waiver and Confidentiality Agreement, in a form reasonably acceptable to the parties (the "Waiver and Confidentiality Agreement"), executed by each of the NCR employees, agents or consultants listed in Schedule 6.9 hereto.

6.9. Access to Records. Each party agrees to allow representatives of the other party after the Closing, upon reasonable written notice, access to any books and records relating to the Purchased Assets or the Transferred
     Employees for the purpose of filing and supporting Tax returns and Tax audits of such other party or defending any Claim relating thereto or any Third Party Claim the business relating to Purchased Assets after the Closing Date and to the extent necessary for the purpose of for conducting and


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

     complying with applicable securities, employment and other laws and regulations. Each party shall preserve such books and records as necessary to support tax returns of the other party relating to the Purchased Assets or the Transferred Employees and to notify the other party prior destruction of any such records relating to periods prior to the Closing if the destruction thereof is scheduled to occur within five (5) years after the Closing Date, and the other party shall be permitted, upon reasonable written notice, to take possession of such records at its sole expense. Nothing herein shall be deemed to constitute a waiver of any attorney client, work-product or joint-defense privilege.

7.     LICENSE UNDER NCR PATENTS AND EMBEDDED SOFTWARE

 .NCR hereby grants to MSI, its Parents and Subsidiaries, a non-exclusive, worldwide, perpetual, irrevocable, paid-up, royalty-free license, under NCR patents to make, use, modify, and sell or otherwise distribute the Software, or any future versions or modifications thereof to the extent such future versions or modifications embody NCR Patents used in the Software.

8.  CONFIDENTLALITY

8.1. Confidential Information. In the course of the performance of this Agreement, NCR and MSI each recognizes that it will obtain, or has prior to the Execution Date obtained, access to the confidential, proprietary, technical, business and operational information of the other, (excluding the issued NCR Patents) (the "Confidential Information"). Confidential Information includes all terms of the transactions contemplated by this Agreement.

8.2. Non-Confidential Information. Information shall not constitute Confidential Information if:

     8.21. Previously Possessed. It is demonstrated to have been in the possession of the receiving party or available to the receiving party prior to the disclosure, without any breach of a duty of confidentiality owed by any party to the disclosing party

     8.2.2. Subsequently Obtained The receiving party rightfully obtains the Confidential
     Information without breach of this Agreement, or any Applicable Laws, from a third party having no duty of confidentiality to the disclosing party;

     8.2.3. Developed It is independently developed by the receiving party without use of the Confidential Information; or

     8.2.4. Authorized The disclosing party authorizes in writing the disclosure of the Confidential Information.

8.3. MSI Confidential Information. As of the Closing Date, all information disclosed by NCR which becomes or is intended to become the property of MSI by virtue of the transactions contemplated herein constitutes Confidential Information of MSI as if MSI were the disclosing party therefor.


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

8.4. Standard of Care. All Confidential Information shall remain the exclusive property of the disclosing party, and the receiving party may not disclose any Confidential Information of the disclosing party for any reason without the prior written consent of the disclosing party or make any use of such Confidential Information other than as expressly permitted by or necessary to perform its obligations under this Agreement or the Related Agreements. The receiving party shall use the same care and discretion, but no less than reasonable care and discretion, to avoid disclosure, publication, or dissemination of Confidential Information it has received, as the receiving party employs for similar information of its own which it does not desire to publish, disclose or disseminate, except to those employees, directors, agents and/or permitted subcontractors of the receiving party who have a need to know in order to exercise the rights granted or retained pursuant to this Agreement and who have agreed in writing to be bound by the confidentiality terms of the Agreement. The receiving party shall be responsible and liable for breaches of confidentiality obligations by its employees, directors, agents and/or permitted subcontractors.

8.5. Required Disclosure. Notwithstanding any other provision of this Section 8, if the receiving party is required to disclose any Confidential Information pursuant to legal, accounting or regulatory requirements, the receiving party shall provide to the disclosing party written notice of such required disclosure sufficiently in advance thereof to enable the disclosing party to take reasonable actions to avoid. the requirement of disclosure. Notwithstanding the foregoing, and subject to the prior consent of the other party (such consent not to be unreasonably withheld or delayed), either Party shall have the right to disclose the existence and material terms of this Agreement to the extent such party reasonably determines is necessary to comply with stock exchange, securities and other similar disclosure requirements. The receiving party shall cooperate with all reasonable requests of the disclosing party in connection therewith.

8.6 Enforcement of Confidentiality Obligations. From and after the Closing Date, NCR shall, to the extent necessary, enforce for the benefit of MSI and at MSI's expense and shall otherwise reasonably cooperate with MSI in the enforcement at MSI's expense of all confidentiality, nondisclosure, assignment of inventions, and non-competition agreements between NCR and any Person relating to the Purchased Assets.

8.7 Survival of Covenant. Notwithstanding anything contained herein to the contrary, the obligations of the parties under this Section 8 shall survive for a period of five (5) years from the Closing Date.

9.   EMPLOYEES; LEASE OF SPACE

9.1. Offer ofEmpl6yment.  Between 30 and 33 NCR employees identified on Schedule
     9.1 will receive written offers of employment with MSI, to be delivered by MSI not less than ten (10) business days prior to the Closing Date. All such offers shall be contingent upon the Closing and shall be subject to acceptance or rejection by such employees prior to Closing. Those employees who have accepted such offers from MSI shall be referred to herein as "Transferred Employees." As of December 17, 1999, each of the Transferred

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

     Employees ceased their employment with NCR and became employees of MSI. Any offer of employment will be subject to MSI's standard terms of employment, including but not limited to MSI's technical Bootcamp course ("Bootcamp"). MSI shall not terminate employment of a Transferred Employee who passes Bootcamp for a period of six (6) months from date of hire of such Transferred Employee, except for cause under MSI's employment policies and practices. If MSI terminates such Transferred Employee's employment within six (6) months, other than for cause (after meeting MSI's terms for employment), MSI will pay such employee severance through the end of the six (6) month period. At the end of this six-month period, the Transferred Employees that remain employed by MSI will become "at will" employees of MSI. NCR shall assume sole responsibility for, and agrees to defend, indemnify and hold harmless MSI from and against all liabilities, including any Retained Liabilities, and claims relating to or arising from the employment of the Transferred Employees prior to December 17, 1999.

9.2 Compensation Benefits Package.

     9.21. Comparable Compensation. Subject to the terms of this Section 9.2, MSI shall offer the Transferred Employees Compensation Packages that are reasonably comparable to those being provided by NCR to the Transferred Employees immediately prior to the December 17, 1999. The term
     "Compensation Package" shall mean base salary plus potential bonus (if applicable), plus stock options (valued using the Black Scholes option valuation method).. MSI shall offer to each Transferred Employee a base salary that is substantially similar to that earned by such employee at NCR on the Closing Date for a position with MSI which is the same or substantially equivalent to the employee's position at NCR immediately prior to the Closing. MSI will offer each Transferred Employee stock options and bonuses consistent with those received by other similarly situated MSI employees. Prior to the Execution Date, MSI has provided to NCR written confidential information regarding the proposed Compensation Packages for each Transferred Employee for the purpose of enabling NCR to evaluate independently whether MSI's proposed benefits package is comparable to that received by each such employee at NCR. Upon Closing, NCR shall be deemed to have conclusively determined that MSI's proposed Compensation Package is reasonably comparable to that received by each such employee at NCR. MSI agrees that it will not relocate more than two Transferred Employees so that NCR's RIF policy would be triggered for no more than two such employees. Attached as Schedule 9.3.1 is a true and correct copy of NCR's RIF policy.

     9.3.2. Benefits Coverage. To the extent permitted by law or contract, MSI's benefit plans and programs offered to the Transferred Employees shall reflect credit for service with NCR. No preexisting conditions, limitations, waiting periods, or proof of insurability will be imposed by MSI or its benefits plans with respect to initial benefits eligibility of the Transferred Employees. To the extent legally permitted, NCR will distribute the amount in each Transferred Employee's savings account in NCR's 401 (k) plan, and MSI will allow each Transferred Employee to rollover the amount to MSI's 401 (k) plan. NCR acknowledges and agrees that nothing in this Section 9 shall require MSI to undertake any modification of MSI's existing compensation and benefits practices or to take any action that would tend, in MSI's good faith judgment, to expose MSI to any material liability under any law, regulation, court order, ordinance or contract of any kind.

     9.3.3. Accrued Benefits. At or before the Closing, NCR shall pay out to all Transferred Employees all accrued vacation, sabbatical or other similar accrued liability owed by NCR to the Transferred Employees as of December 17, 1999.

9.4. Transferred Employees' Location; Office Space. MSI shall use commercially reasonable efforts to provide office space for the Transferred Employees which is located within a reasonable proximity of the current NCR Rancho Bernardo, California, location. NCR and MSI agree that the following areas in California shall be deemed to be within a reasonable proximity to the current NCR Rancho Bernard location: Rancho Bernard, Poway, and Cannel Mountain Ranch, and the commercial reasonableness of MSI's efforts shall be evaluated based upon, among other things, facility availability and costs. At MSI's election, upon written notice to NCR delivered a reasonable time prior to the Closing, NCR shall lease to MSI certain office space at NCR's Rancho Bernardo, California, facility pursuant to an Office Space Lease Agreement in substantially the form as Schedule 9.4 hereto.

9.5.  Non-Solicitation.

     9.5.1. NCR Covenant. NCR agrees, for itself and its Affiliates, not to actively directly solicit or re-hire, for a period of twelve (12) months from December 17, 1999, any of the Transferred Employees.

     9.5.2. MSI Covenant. MSI agrees, for itself and its Affiliates, not to actively directly solicit for employment or hire, for a period of twelve (12) months from the December 17, 1999, any employee of NCR who was in the potential pool of Transferred Employees but refused an offer of employment from MSI.

     9.5.3. Special Projects. In addition, MSI will commit that it will devote at least fifteen percent (15%) of the Transferred Employees for at least six (6) months to work on the following projects:

          9.5.3.1 Implement and track the evolution of relevant Microsoft standards and interfaces in the OLAP environment, including OLE DB for OLAP (ODBO) and MDX.

          9.5.3.2 Utilize these standards to implement the integration of multiple vendors' OLAP clients with MSI's OLAP Server products. NCR requirements for these clients are Cognos, Business Objects, and Microsoft Excel at a minimum.

          9.5.3.3 Implement and track the evolution of relevant Meta Data standards, specifically, those defined by the Meta Data Coalition, and those defined by the Object Management Group.


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

          9.5.3.4. Maximize the integration of their OLAP offering with the Teradata OLAP Extensions embedded in the Teradata database.

          9.5.3.5 Use all commercially reasonable efforts to meet the performance scalability goals set forth in the product requirements and product plan for the Purchased Assets.

Nothing in this section shall guarantee the results of the effort committed to in this Section. The parties intent is merely to devote reasonable time and effort towards meeting these goals.

10.   REPRESENTATIONS AND WARRANTIES OF NCR

      NCR hereby represents and warrants to MSI as of the date hereof and as of the Closing Date as follows:

10.1 Organization and Standing; Certificate and Bylaws. NCR is a corporation duly organized and existing under, and by virtue of, the laws of the state of Maryland and is in good corporate and tax standing under such laws.

10.2 Corporate Power. NCR has all requisite corporate power to execute and deliver this Agreement and the Related Agreements and to carry out and perform its obligations under the terms hereof and thereof.

10.3. Authorization. All corporate action on the part of NCR, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements has been taken. This Agreement and the Related Agreements, has been duly and validly executed and delivered by NCR, and constitutes valid and binding obligations of NCR enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and except as enforcement of remedies may be limited by general equitable principles.

10.4. Compliance with Other Instruments, No Consents, Etc. The execution and delivery of the Definitive Agreement will not, and the consummation of the transactions contemplated in those agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) of, (i) the provisions of any material law, rule or regulation applicable to NCR the violation of which would have a Material Adverse Effect on the Purchased Assets. Except as set forth in Schedule 10.4, no Consent is required to be obtained on the part of NCR to permit the consummation of the transactions contemplated by this Agreement.

10.5. Litigation, Etc. NCR has not received notice of, nor has any knowledge of any basis for, any claim, interference action or other judicial or adversarial proceeding against NCR to the extent that any of the operations, activities, products, services or publications of NCR in connection with the Purchased Assets infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that NCR is illegally or otherwise wrongfully using the trade secrets, formulae or property rights of others.

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

10.6. Ownership of purchased Assets. NCR owns all of the Purchased Assets free and clear of all liens, security interests and other encumbrances, except for Permitted Liens. Upon execution and delivery by NCR to MSI of the Assignment and Assumption Agreement, MSI will become the true and lawful owner of, and will receive good and marketable title to, the Purchased Assets free and clear of all liens, security interests and other encumbrances, expect for Permitted Liens. Schedule 10.6 sets forth, without material exception, a true, correct and complete list and, where appropriate, a description of, all material licenses and maintenance agreements, or similar arrangements comprising the Purchased Assets to which NCR is a party as licensee, with respect to the Purchased Assets and such agreements are in full force and effect, and, to the knowledge of NCR constitute the enforceable obligation of the parties thereto.


10.7. Policies Regarding Prohibited Discrimination. NCR has adopted a written policy which prohibits discrimination on the basis of race, color, religion, sex, national origin, age, physical and mental disability, and any other protected category under applicable state or local law. NCR's written policy also specifically prohibits sexual or other illegal workplace harassment, including, but not limited to, the use of NCR's computers and electronic mail for anything other than business purposes. The policy includes a written procedure for handling and investigating employee complaints of discrimination, including illegal harassment, and is distributed to all employees. The policy states that incidents of sexual or other illegal workplace harassment or discrimination may be reported without fear of retaliation.

10.8. Supervisory  and Employee  Training  Regarding  Employment  Practices.
      NCR conducts training at least annually for employees and supervisors on illegal harassment, including sexual and racial harassment, and equal employment opportunity practices designed to educate employees and supervisors on compliance with equal opportunity laws, NCR's complaint procedures and policies. Human Resources personnel are further trained on investigation and proper handling of complaints under NCR's policies. None of the Transferred Employees is a member of any union.

10.9. Other Personnel Policies and Procedures. NCR requires all applicants for employment to complete a standard application form. The application form contains contract disclaimers and statements that the employment relationship is at-will and terminable at any time by either the employee or NCR with or without cause. Furthermore, NCR limits information that it provides in references for former employees to dates of employment and title(s).

10.10.Government Contractor. NCR acknowledges that it is a covered government contractor or subcontractor under Executive Order 11246, the Rehabilitation Act of 1973, and the Vietnam Era Veterans' Readjustment Assistance Act of 1974, and warrants that NCR has adopted and implemented affirmative action programs in full compliance with 41 C.F.R. Part 60, and that no findings of non-compliance have been made with respect to or by the Teracube software engineers currently employed by NCR by the Office of Federal Contract Compliance Programs.

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

10.11. Fees. Except as otherwise disclosed in Schedule 10.8.3, NCR has no royalties, honoraria, fees or other payments due and payable to any third party in connection with the Purchased Assets, including to any Person by reason of ownership, use, licensure, sale or disposition of any of the same, the nonpayment of which has resulted or will result in a Material Adverse Effect.

10.12. Public Disclosure. Except as otherwise disclosed in Schedule 10.12, NCR has received no notice that any, and to the best of NCR's knowledge, no trade secret, know-how, confidential information or other proprietary right, including without limitation all Source Code for any version of the Software, has been invalidated or committed to the public domain, nor have the same been disclosed or authorized to be disclosed to a third party other than pursuant to written agreements containing appropriate non-disclosure or confidentiality provisions.

       10.12.1 Claims. Except as otherwise disclosed in Schedule 10.12.1, none of the former or present employees, officers, directors or independent contractors of NCR holds any contractual right, title or interest, directly or indirectly, in whole or in part, in the Software, or has asserted any claim with regard to the Software.

       10.12.2. Infringement. (a) Except as otherwise disclosed in Schedule 10.12.2, NCR has received no notice that any (and, to its best knowledge, none) of the Purchased Assets or the other assets to be transferred by NCR to MSI in accordance with this Agreement, or the use thereof, (i) encroaches or infringes upon any intellectual property rights (including without limitation any copyrights, patents, trade secrets or trademarks) of any third party, or (ii) contravenes any applicable material law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of material law.

         (b) Except as otherwise disclosed in Schedule 10.12.2 and subject to the Permitted Liens and Outstanding License Agreements, there are no agreements or arrangements between NCR and any third party which have any effect upon NCR's title to or other rights respecting the Purchased Assets, including the right to transfer the same as contemplated by this Agreement and the Related Agreements.

10.13. Physical Assets. NCR is selling the Physical Assets on an "as is" and "where is" basis and makes no representations and warranties with respect thereto, except as expressly set forth herein.

10.14. Securities Laws. NCR is acquiring the Shares for investment purposes only and not with a view to distribution. NCR acknowledges that the Shares are "restricted securities" within the meaning of Rule 144 and may not be sold or otherwise transferred unless they are registered under the Securities Act of 1933, as amended, and state securities or "blue sky" laws or an exemption from such registration is available. NCR represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

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

10.15. Material Obligations. NCR has fulfilled all material obligations required pursuant to the Assigned Contracts and NCR is not in breach of or in default under any Assigned Contract which would give the other party thereto the right to terminate such Assigned Contract. To the best knowledge of NCR, there is no existing breach or default by any other party to Assigned Contract.

10.16. Use of Purchased Assets. NCR has taken all steps commercially reasonable to protect its right, title, and interest in and to and the continued use of, the Purchased Assets. Except that NCR has not registered its copyrights in any of the Purchased Assets. NCR is not a party to any distribution, sales or marketing agreements, oral or written, with any third party regarding the Purchased Assets which entitles any persons (1) to act as a distributor or sales or marketing agent on behalf of MSI for the Purchased Assets or (2) to a fee from MSI with respect to any license, sales or maintenance agreement entered into by MSI subsequent to the date of this Agreement.

10.17. NCR has disclosed to MSI all material information in its possession relating to the Purchased Assets.

10.18. Source Code Access. Except as set forth in Schedule 10.19, NCR is not a party to any agreement, written or oral, requiring it to provide access to the source code for the Software to any person and no third party has any right to such source code and the execution and delivery of this Agreement will not cause any third party to have any right, or access, to such source code. There are no copies of the source code of the Software other than those being delivered to MSI under this Agreement.

10.19 Material Adverse Conditions. No event has occurred after the effective date of the LOI which may have a Material Adverse Effect on any material portion of the Purchased Assets or with the effective Transfer of the Transferred Employees as contemplated by this Agreement, which has not been disclosed to MSI.

10.20. NO OTHER REPRESENTATIONS OR WARR,4NTIES. AS TO PERFORMANCE, NCR IS SELLING THE PURCHASED ASSETS "AS IS" AND MAKES NO REPRESENTATIONS AND
       WARRANTIES WITH RESPECT THERETO. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER NCR NOR ANY OTHER PERSON ACTING FOR NCR MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED WITH RESPECT TO THE PURCHASED ASSETS, AND NCR AND MSI HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY, WHETHER BY NCR OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE EXECUTION, DELIVERY OR PERFORMANCE BY NCR OF THIS AGREEMENT OR THE AGREEMENTS SPECIFIED HEREIN OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


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

11.   REPRESENTATIONS AND WARRANTIES OF MSI

      MSI hereby represents and warrants to NCR as of the date hereof and the Closing Date as follows:

11.1 Organization and Standing, Certificate and Bylaws. MSI is a corporation duly organized and existing under, and by virtue of, the laws of the state of Delaware and is in good standing under such laws.

11.2 Corporate Power. MSI has all requisite corporate power to execute and deliver this Agreement and the Related Agreements and to carry out and perform its obligations under the terms of this Agreement and such other agreements.

11.3. Authorization. All corporate action on the part of MSI, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements has been taken. This Agreement and the Related Agreements, when executed and delivered by MSI, will constitute valid and binding obligations of MSI enforceable in accordance with their respective terms.

11.4. Compliance with Other Instruments, No Conflicts, Etc. The execution, delivery and performance of, and compliance with, this Agreement and the Related Agreements will not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) of (i) the provisions of any material law, rule or regulation applicable to MSI; or
      (ii) the provisions of the Certificate of Incorporation or Bylaws of MSI. Except as set forth in Schedule 11.4, no Consent is required to be obtained on the part of MSI to permit the consummation of the transactions contemplated by this Agreement.

11.5 Litigation, Etc. Except as otherwise disclosed in Schedule 11.5, there are no actions, suits, proceedings, oppositions, challenges or investigations pending against MSI or its officers or properties before any Governmental Authority (or, to the best of MSI's knowledge, is there any threat thereof), and MSI is not a party to or subject to the provisions of any Governmental Order that, in any such case, questions or has the potential to harm the validity of this Agreement and/or any of the Related Agreements or any action taken or to be taken in connection or herewith or therewith. There is no action, suit, proceeding or investigation by MSI currently pending or that MSI currently intends to initiate that questions or has the potential to harm the validity of this Agreement and/or any of the Related Agreements or any action taken or to be taken in connection or herewith or therewith.

11.6. Shares. The Shares have been duly authorized by all necessary corporate action, and when issued to NCR pursuant to this Agreement will be validly issued, fully paid and nonassessable and free of preemptive rights. MSI has engaged in no general solicitation or general advertising with respect to the sale of the Shares to NCR.

11.7 NO OTHER REPRESENTATIONS OR WARRANTIES. THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT,

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

      IN THE EXHIBITS AND SCHEDULES HERETO, THE AGREEMENTS SPECIFIED HEREIN AND IN THE CERTEFICATES REQUIRED TO BE DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH, NEITHER MSI NOR ANY OTHER PERSON ACTING FOR MSI MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND NCR AND MSI HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY, WHETHER BY MSI OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE EXECUTION, DELIVERY OR PERFORMANCE BY MSI OF THIS AGREEMENT OR THE AGREEMENTS SPECIFIED HEREIN OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.   INDEMNIFICATION

12.1. Survival of Representations and Warranties. The representations and warranties set forth in this Agreement or any Related Agreement shall survive for a period of three (3) years following the Closing Date and any covenant or obligation under this Agreement or any Related Agreement to be performed after the Closing shall survive the Closing and continue until the expiration of the applicable statute of limitations. Notwithstanding the foregoing to the contrary, if a Claim is timely made, it may continue to be asserted beyond the termination date of the representation, warranty or covenant to which such Claim relates.

12.2. Indemnification.

      12.2.1 Indemnification by NCR. NCR hereby agrees to indemnity, defend and hold harmless each member of the MSI Group from and against all Damages asserted against, imposed upon or incurred by any member of the MSI Group, directly or indirectly, by reason of or resulting from (i) any breach or inaccuracy of any representation, warranty or covenant of NCR set forth in this Agreement (ii) the conduct and operation of NCR's business on or before the Closing Date; (iii) any claim relating to the Retained Liabilities; (iv) the sale, license, use or operation of the Purchased Assets on or before the Closing Date; (v) the employment of the Transferred Employees on or before the Closing Date; (vi) the Assumed Contracts on or before the Closing Date; and (vii) except as otherwise provided in Section 5.3, liabilities of NCR for any Taxes, including without limitation arising as a result of the transactions contemplated by this Agreement or the conduct or operation of NCR's business on or prior to the Closing Date.

      I2.2.2. Indemnification by MSI MSI hereby agrees to indemnify, defend and hold harmless each member of the NCR Group from and against all Damages asserted against, imposed upon or incurred by any member of the NCR Group, directly or indirectly, by reason of or resulting from (i) any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement; (ii) the Assumed Contracts from and after the Closing Date to the extent assigned on the Closing Date and from and after the effective date of any such Assumed Contract if assigned to MSI after the Closing Date (but only if

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

       MSI has received written notice of such post-Closing  Date  assignments);
       (iii) the sale, license, use or operation of the Purchased Assets from and after the Closing Date; and (iv) the employment or termination of employment of the Transferred Employees which arise from and after the Closing Date.

12.3. Third-Party Claims. The obligations and liabilities of each party to this Agreement under Section 12.2 related to Third-Party Claims shall be subject to the following terms and conditions.

       12.3.1. Participation by Indemnifying and Indemnified Party. Upon receipt of written notice of any Third-Party Claim asserted against, imposed upon or incurred by an Indemnified Party, the Indemnified Party shall notify the Indemnifying Party thereof in writing. The Indemnifying Party shall be entitled, at its own expense, to participate in and, upon notice to the Indemnified Party, to undertake the defense thereof in good faith by counsel of the Indemnifying Party's own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, provided that (i) the Indemnified Party shall at all times have the option, at its own expense, to participate fully therein (without controlling such action) and (ii) if in the Indemnified Party's reasonable judgment (as evidenced and supported by an opinion of its legal counsel who will not be the same counsel who will represent the Indemnified Party in the underlying case) a conflict of interest exists between such Indemnified Party and the Indemnifying Party in respect of such Third-Party Claim, such Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such counsel.

       12.3.2 Failure by Indemnifying Party to Defend. If within thirty (30) days after written notice to the Indemnified Party of the Indemnifying Party's intention to undertake the defense of any Third-Party Claim the Indemnifying Party shall fail to defend the Indemnified Party against such Third-Party Claim, the Indemnified Party will have the right (but not the obligation) to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account and at the risk of, the Indemnifying Party.

       12.3.3. Right of Indemnified Party to Defend and Settle. Anything in this
       Section 12.3 to the contrary notwithstanding, if a Third-Party Claim is asserted against an Indemnified Party and there is a reasonable probability in the Indemnified Party's reasonable good faith judgment that a Third-Party Claim may materially and adversely effect the Indemnified Party, other than as a result of the imposition of money damages or other money payments, (i) the Indemnified Party shall have the right, at its sole option, to take over the defense of such Third-Party Claim (in which case the Indemnifying Party and the Indemnified Party shall share equally the cost and expense of such defense) or to codefend such Third-Party Claim (in which case the Indemnified Party shall bear the cost and expense of the additional counsel) and no compromise or settlement of such Third-Party Claim shall be permitted without the consent of both the Indemnified Party and the Indemnifying Party and (ii) the Indemnifying Party and the Indemnified Party shall not, without the prior written consent of the other party, settle or compromise any Third-Party Claim or consent to the entry of any judgment relating to any such Third-Party Claim, unless such settlement, compromise or judgment includes as an unconditional release of the Indemnified Party from all liabilities in respect of such Third-Party Claim.

12.4. Limitation on Indemnification Obligations.

      12.4.1 Limitation. Notwithstanding anything contained in this Section 12 to the contrary, no party shall assert a Claim against the other party for indemnification hereunder unless and until the amount of all Damages determined to have been incurred or suffered at the time by the Indemnified Party exceeds, in the aggregate, $50,000, (the "Threshold Amount") and then only for the excess of such amount. The parties hereto further acknowledge and agree that the total indemnification obligations of each party hereto under this Agreement shall not exceed, in the aggregate for such party, $14,000,000 (fourteen million). The foregoing limitations shall not apply to Claims made by a party with respect to fraud on the part of the other party or a breach by the other party of any representation or warranty in this Agreement or any Related Agreement, of which such breaching party had knowledge on or prior to the Closing or to a breach by MSI of its obligations under Section 11.6..

12.5. Consequential Damages. No party hereto shall have any liability under any provision of this Agreement for, and in no event shall any party's Threshold Amount be applied to, any consequential, special or indirect Damages, including lost profits.

13.   [Intentionally Omitted]

14.   MISCELLANEOUS

14.1. Future Press Releases. Except as set forth in the Joint Marketing Agreement [, each of the parties agrees that until six (6) months following the Closing, no press release or other disclosures by company representatives shall be made without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Approval shall be deemed to have been given if there is a written response to a proposed release or disclosure is not delivered to the requesting party within two (2) business days after delivery of a request for such approval.

14.2. Notices. All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in the English language, in written or electronic form and shall be deemed delivered (i) on the date of delivery when delivered by hand, (ii) on the date of transmission when sent by facsimile transmission during normal business hours with written confirmation of receipt, (iii) one day after dispatch when sent by overnight courier maintaining records of receipt, or
      (iv) three days after dispatch when sent by certified mail, postage prepaid, return-receipt requested; provided that, in an any such case, such communication is addressed as follows:

     If to NCR:

     NCR Corporation
     1700 S. Patterson Boulevard
     Dayton, OH 45479
     Attention:   Chief Financial Officer
     Telephone:   937-445-2339 Facsimile: 937-445-1329

     with a copy to:

     Jon Hoak, Esq.
     Senior Vice President and General Counsel
     NCR Corporation
     1700 S. Patterson
     Boulevard
     Dayton, OH 45479
     Telephone:     937-445-2900
     Facsimile:     937-445-7214

     If to MSI:
     MicroStrategy Incorporated
     8000 Towers Crescent Drive Towers CrescentTowers Crescent
     Vienna, VA 22182
     Attention:    General Counsel
     Telephone:    703-848-8600
     Facsimile:    703-905-6637


14.3. Relationship of the Parties. It is understood and agreed that each of the parties hereto is an independent contractor, and that neither party is, or shall be considered to be, by virtue of this Agreement, an agent or representative of the other party for any purpose.

14.4. Assignment. Neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing to the contrary, either party may assign any of its rights or obligations hereunder to any one or more of its Subsidiaries. Each party acknowledges that it shall continue to be obligated if and to the extent that a permitted assignee under this paragraph 14.4 fails to perform the obligations that such party has assigned. Any attempted assignment in violation of this Section 14.4 without consent shall be null and void. Where required, no party shall unreasonably withhold or delay consent.

14.5. Binding Effect. This Agreement shall be binding on all parties hereto, and shall be binding upon and inure to the benefit of each party and its respective permitted successors and assigns.

14.6. Waiver, Modification; Amendment. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other different, or subsequent, breach by either party. This Agreement, including the Schedules and Exhibits attached hereto may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

14.7 Force Majeure. Each of the parties hereto shall exert diligence in performing its obligations under this Agreement, but neither shall be liable in any manner whatsoever for failure to perform or delay in performing such obligations, if and to the extent and for so long as such failure or delay in performance or breach is due to natural disasters, strikes or labor disputes, natural forces, or other acts of God or cause reasonably beyond the control of such party. Any party desiring to invoke this Section 14.7 shall notify the other in writing of such desire and shall use reasonably efforts and due diligence to resume performance of its obligations.

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

14.8. United Nations. The parties expressly exclude, if applicable, the application of the United Nations Convention on Contracts for the International Sale of Goods.

14.9. Severability. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic and practical effect as the original provision and the remainder of this Agreement will remain in full force and effect.

14.10. No Interpretation Against Drafter. The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof. All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

14.11. Governing Law; Arbitration. This Agreement shall be governed and enforced in accordance with the substantive laws of the State of New York, without regard to any such laws or regulations that may direct the application of the law of any other jurisdiction. Any controversy, claim or dispute between the parties arising out of or relating to this Agreement or any Related Agreement or any breach hereof or thereof shall be referred to final and binding resolution by the MSI and NCR senior executives who have authority to reach agreement on any matters in dispute upon written request by either party specifying in reasonable detail the nature of the dispute. In the event that such MSI and NCR senior executives are unable to resolve the dispute within thirty (30) days after the initial request for dispute resolution, the dispute shall be settled by final and binding arbitration before a sole arbitrator in New York, New York pursuant to the then-current Commercial Rules of the American Arbitration Association and the federal substantive and procedural law of arbitration. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof The arbitrator will not have the power to award punitive or exemplary damages or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Each party will bear its own attorneys fees and costs related to the arbitration. Unless otherwise determined by the arbitrator, the costs and expenses of the arbitration shall be borne equally by the parties.

14.l2 Entire Agreement This Agreement, together with the Schedules and Exhibits attached hereto and the letter agreement dated December 20, 1999, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements with respect thereto, whether written or oral. Without limiting the foregoing, this Agreement expressly supersedes the Memorandum of Understanding between MSI and NCR executed on October 1, 1999.

14.13. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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

14.14. Terms Generally. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and. "including" shall be deemed to be followed by the phrase "without limitation". All references to "party" and "parties" shall be deemed references to the parties to this Agreement unless the context shall otherwise require. The terms "this Agreement", "hereof, "hereunder", and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto. All references to Sections, paragraphs, Schedules and Exhibits shall be deemed references to Sections of, paragraphs of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. The term "or" is used in its inclusive sense ("and/or").

14.15. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement such costs and the transactions contemplated hereby shall be paid by the party incurring expenses, whether or not the Closing shall have occurred.

10.19 Remedies Cumulative, Specific Performance. All remedies, afforded to the parties under this Agreement or any Related Agreement, Applicable Law or otherwise, shall be cumulative and not alternative. Each of the parties agrees that in the event of any breach or threatened breach by a party of any provision of this Agreement or any Related Agreement, the other party shall be entitled, in addition to any other rights or remedies it may have, to a decree or order of specific performance or mandamus to enforce the observance and performance of such provision and an injunction restraining such breach or threatened breach.

10.20 Brokers and Finders. Each of NCR and MSI represents that no agent, broker, investment banker, financial advisor or other firm person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fee, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party.

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

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first above written.

MicroStrategy Incorporated         NCR Corporation


By:  /s/ Sanju Bansal               By:  /s/ M. Louise Turilli
   ---------------------                ----------------------
Date:                               Date:  December 23, 1999

     Sanju Bansal                   M. Louise Turilli
-----------------------             --------------------------
Print Name                          Print Name

       COO                             Assistant Secretary
-----------------------             --------------------------
Title                               Title